EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

November 23, 2022

Blue Dolphin ANNOUNCES VERITEX FORBEARANCE AGREEMENT

Houston, November 23, 2022 / Issuer Direct / -- Blue Dolphin Energy Company (“Blue Dolphin”)(OTCQX:BDCO), an independent refiner and marketer of petroleum products in the Eagle Ford Shale region, announced that wholly owned subsidiaries Lazarus Energy LLC (“Lazarus Energy”), Lazarus Refining & Marketing LLC (“Lazarus Refining” and, together with Lazarus Energy, the “Borrowers”), Blue Dolphin, Lazarus Energy Holdings LLC (“Lazarus Holdings”), and Jonathan Carroll (“Carroll” and , together with Borrowers, Blue Dolphin, and Lazarus Holdings, the “Lazarus Parties”), entered into a forbearance agreement with Veritex Community Bank (“Veritex”), relating to amounts owed by the Lazarus Parties to Veritex under June 22, 2015 and December 4, 2015 loan agreements.

As part of the forbearance agreement, Borrowers will pay a total of $5,424,369 to Veritex, which represents all past due principal and interest (excluding late fees) owed under the loan agreements and a $1,000,000 deposit to replenish Lazarus Energy’s payment reserve account under the June 22, 2015 loan agreement. As of the effective date of the forbearance agreement through September 30, 2023, Veritex agreed to forebear from exercising any of its rights and remedies relative to existing past defaults under the loan agreements.  If the Borrowers pay all past due principal and interest amounts under the Veritex loan agreements on or before September 30, 2023, Veritex also agreed to waive accrued late fees totaling approximately $0.4 million in the aggregate.

“We continue to make strides towards improving our financial profile,” said Jonathan P. Carroll, Chief Executive Officer and President of Blue Dolphin Energy Company. He added, “Even though the two loans with Veritex do not mature until 2034, we are in active conversations to secure new long term debt facilities that would refinance the majority of our senior secured debt and provide additional capital for new projects, improvements, and working capital.”

About Blue Dolphin

Blue Dolphin is an independent downstream energy company operating in the Gulf Coast region of the United States. Subsidiaries operate a light sweet-crude, 15,000-bpd crude distillation tower with more than 1.2 million bbls of petroleum storage tank capacity in Nixon, Texas. Blue Dolphin was formed in 1986 as a Delaware corporation. The company trades on the OTCQX under the ticker symbol “BDCO.”  For additional information, visit Blue Dolphin’s corporate website at http://www.blue-dolphin-energy.com.

Contact:

Jonathan P. Carroll

Chief Executive Officer and President

713-568-4725

Cautionary Statements Relevant to Forward-Looking Information for the Purpose of “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements relating to Blue Dolphin’s operations that are based on management’s current expectations, estimates and projections about the oil and gas industry. Words or phrases such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “advances,” “commits,” “drives,” “aims,” “forecasts,” “projects,” “believes,” “approaches,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” “may,” “can,” “could,” “should,” “will,” “budgets,” “outlook,” “trends,” “guidance,” “focus,” “on track,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” “potential,” “ambitions,” “aspires” and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and other factors, many of which are beyond the company’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, Blue Dolphin undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

For a discussion of risk factors that could cause actual results to differ materially from those in the forward-looking statements, please see the factors set forth under the heading “Risk Factors” in Blue Dolphin’s 2021 Annual Report on Form 10-K and in subsequent filings with the U.S. Securities and Exchange Commission. Other unpredictable or unknown factors not discussed in this press release could also have material adverse effects on forward-looking statements.

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